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                           RONSON CORPORATION DECLARES
                        5% STOCK DIVIDEND ON COMMON STOCK


Somerset, N.J., February 1, 2007 - Ronson Corporation (NASDAQ Capital Market
RONC). Ronson Corporation (the "Company") today reported:

DECLARATION OF 5% COMMON STOCK DIVIDEND - The Company's Board of Directors on February 1, 2007 declared a 5% stock dividend on the Company's outstanding Common Stock. The 5% stock dividend is payable on April 16, 2007 to stockholders of record March 30, 2007. The 5% stock dividend will increase the outstanding common shares of the Company by about 228,000 to about 4,815,000 shares.

Ronson Corporation's operations include its wholly-owned subsidiaries:
1) Ronson Consumer Products Corporation in Woodbridge, NJ, and Ronson Corporation of Canada Ltd, manufacturers and marketers of Ronson consumer products; and 2) Ronson Aviation, Inc., a fixed base operator at Trenton-Mercer airport, Trenton, NJ, providing fueling, sales/services of aircraft, avionics and hangar/office leasing.